                                 AMENDMENT NO. 1

                                       TO

                     FIRST RESTATED MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

     The First Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective April 30, 2008, as follows:

     WHEREAS, the parties desire to amend the Plan to reflect the reorganization of AIM Dynamics Fund as a new series portfolio of AIM Investment Securities Funds and to change the name of AIM Intermediate Government Fund to AIM U.S. Government Fund.

     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:

                                   "SCHEDULE A
                                       TO
                                 FIRST RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

AIM EQUITY FUNDS

PORTFOLIO - INVESTOR CLASS SHARES
AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP

PORTFOLIO - INVESTOR CLASS SHARES
AIM Basic Balanced Fund

AIM GROWTH SERIES

PORTFOLIO- INVESTOR CLASS SHARES
AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

PORTFOLIO - INVESTOR CLASS SHARES
AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

PORTFOLIO - INVESTOR CLASS SHARES
AIM Dynamics Fund
AIM High Yield Fund
AIM Income Fund
AIM U.S. Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

AIM SECTOR FUNDS

PORTFOLIO - INVESTOR CLASS SHARES
AIM Technology Fund"

     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.